Exhibit 99.1

FactSet Research Systems Inc.
601 Merritt 7
Norwalk, Connecticut 06851
203.810.1000 / 203.810.1001 Fax	Contact:
Rachel Stern
News Release	FactSet Research Systems Inc.
203.810.1000
FOR IMMEDIATE RELEASE

FactSet Reports Record Results for the First Quarter of Fiscal 2016

●	Revenues for the quarter were $270.5 million
●	Annual Subscription Value (ASV) growth rate accelerated to 9.4%
●	Adjusted diluted EPS rose 9.1% to $1.44
●	User count grew 13.6% to 63,169
●	FactSet completed its acquisition of Portware

NORWALK, Conn., December 15, 2015 - FactSet Research Systems Inc. (NYSE:FDS) (NASDAQ:FDS), a leading provider of integrated global financial information and analytical applications for the investment community, today announced its results for the first quarter of fiscal 2016.

For the quarter ended November 30, 2015, revenues grew to $270.5 million. Included in this total was $6.0 million from acquisitions completed within the last 12 months and the effects of foreign currency. Operating income was $87.3 million compared to $80.3 million in the prior year period. Net income was $60.0 million versus $55.9 million a year ago. Diluted earnings per share were $1.43 compared to $1.32 in the same period of fiscal 2015.

Adjusted operating income increased 9.6% over the prior year first quarter as current year adjusted operating income excludes $0.7 million of professional fees related to the Portware acquisition. Adjusted net income advanced 8.2% over the prior year and excludes the after-tax expense of $0.5 million from these professional fees related to Portware. Adjusted diluted EPS was up 9.1% to $1.44 and excludes the $0.01 per share detriment from acquisition-related expenses.

A reconciliation between GAAP and adjusted financial measures is presented on page 9 of this press release.

Consolidated Statements of Income

(Condensed and Unaudited)	Three Months Ended November 30,
(In thousands, except per share data)	2015	2014	Change
Revenues	$270,504	$242,676	11.5%
Adjusted operating income	$87,998	$80,260	9.6%
Adjusted net income	$60,438	$55,860	8.2%
Adjusted diluted earnings per share	$1.44	$1.32	9.1%
Diluted weighted average shares	42,063	42,340

“This was a significant quarter for us on all fronts,” said Phil Snow, CEO. “Our ASV growth continued to accelerate with our key client metrics rising higher, all generating a strong start to the fiscal year. We delivered solid financial performance across our product portfolios and from each geographic region. And, we made progress on key strategic initiatives, including closing the Portware acquisition and the expansion of our share repurchase program.”

Annual Subscription Value (“ASV”)

ASV was $1.109 billion at November 30, 2015, up 9.4% organically from a year ago. Over the last three months ASV increased $12.1 million, which excludes acquired ASV from Portware and the effects of foreign currency. ASV at any given point in time represents the forward-looking revenues for the next 12 months from all services currently being supplied to clients.

Buy-side and sell-side ASV growth rates were 9.3% and 10.0%, respectively. Buy-side clients account for 83.2% of ASV and the remainder is derived from sell-side firms that perform mergers and acquisitions (“M&A”) advisory work, capital markets services and equity research. Supplementary tables covering buy-side and sell-side ASV growth rates are presented on page 10 of this press release.

FactSet Research Systems Inc.

601 Merritt 7

Norwalk, Connecticut 06851

203.810.1000 / 203.810.1001 Fax

News Release

FOR IMMEDIATE RELEASE

Financial Highlights – First Quarter of Fiscal 2016

●	ASV from U.S. operations was $747 million and $362 million was related to non-U.S. operations.
●	U.S. revenues were $182.2 million. Excluding revenues from acquisitions completed within the past 12 months, the U.S. growth rate was 8.2%.
●	Non-U.S. revenues rose to $88.3 million. Excluding the impact of foreign currency and acquisitions completed within the past 12 months, the international growth rate was 10.6%.
●

Adjusted operating margin was 32.5%, compared to 33.1% in the year ago first quarter. The current year adjusted operating margin excludes $0.7 million of acquisition-related expenses. Portware's operations included in FactSet’s first quarter further reduced the operating margin by 110 basis points.

●

The effective tax rate for the first quarter was 31.4%, compared to 30.8% a year ago and 30.3% at August 31, 2015. The increase in the effective tax rate from the fourth quarter of fiscal 2015 was due to the U.S. Federal R&D tax credit not being re-enacted by November 30, 2015.

●	Quarterly free cash flow was $56.7 million.

Operational Highlights – First Quarter of Fiscal 2016

●	Client count rose by 30 and totaled 3,006 at November 30, 2015, representing the highest first quarter add in four years.
●	User count, excluding Portware, grew 13.6% to 63,169, reflecting 964 net new users.
●

Annual client retention was greater than 95% of ASV. When expressed as a percentage of clients, annual retention increased to 95%, up from 93% in the prior year first quarter. The current quarter client retention rate is FactSet’s highest ever.

●

Employee count was 7,933 at November 30, 2015, up 7.8% in the past three months. The acquisition of Portware added 166 employees located in its New York, London, Hong Kong, and Hyderabad, India offices. Organic headcount growth in the first quarter was broad based throughout each department and within each geographic region. Excluding the acquired Portware workforce, headcount increased 5.5% since August 31, 2015 and was up 12.8% from a year ago.

●	Capital expenditures were $14.4 million, of which $8.1 million related to the buildout of the Company’s New York office.
●	A regular quarterly dividend of $18.2 million or $0.44 per share was paid on December 15, 2015, to common stockholders of record as of November 30, 2015.
●	Common shares outstanding were 41.4 million at November 30, 2015.

Portware Acquisition

On October 16, 2015, FactSet acquired all the issued and outstanding membership interests of Portware, LLC for cash consideration of $265 million. Based in New York City, Portware was a privately held company and is a leading provider of multi-asset trade automation solutions for mega and large global asset managers. FactSet borrowed $265 million under its revolving credit facility to finance the acquisition. Following the closing of the acquisition on October 16, 2015, FactSet now carries $300 million in total debt under its amended revolving credit facility with Bank of America at an interest rate of one-month LIBOR plus 0.75%. The credit facility has a three-year term and may be expanded up to $400 million. Portware’s operations reduced FactSet’s first quarter operating margin by 110 basis points and diluted earnings per share by $0.03. Excluding amortization of acquired intangible assets, the Portware acquisition was breakeven in the just completed first quarter.

For the second quarter of fiscal 2016, Portware is expected to reduce GAAP diluted earnings per share by $0.03. FactSet forecasts Portware to be accretive to quarterly GAAP diluted EPS by the first quarter of fiscal 2017.

Share Repurchase Program and Authorization

FactSet repurchased 250,000 shares for $41.9 million during the first quarter. On December 14, 2015, the Board of Directors of FactSet approved a $250 million expansion of the existing share repurchase program. Including this expansion, $342.3 million is now available for future share repurchases. In the past 12 months, FactSet has returned $318.4 million to stockholders in the form of share repurchases and regular quarterly cash dividends, funded entirely by cash generated from operations.

FactSet Research Systems Inc.

601 Merritt 7

Norwalk, Connecticut 06851

203.810.1000 / 203.810.1001 Fax

News Release

FOR IMMEDIATE RELEASE

U.S. Federal R&D Tax Credit

The U.S. Federal R&D tax credit expired on December 31, 2014 and was not extended as of November 30, 2015, the end of FactSet’s first quarter. Although the U.S. Congress recently advanced bills to retroactively re-enact the tax credit, these bills have not been signed into law. Accordingly, FactSet did not recognize any income tax benefits from the Federal R&D tax credit during the just completed first quarter. It is important to note that the Federal R&D tax credit was never made a permanent credit, resulting in 10 expirations and 16 extensions since 1981. Only once in its 34-year history was the tax credit not retroactively re-enacted (from July 1, 1995 through June 30, 1996). However, the timing of FactSet’s ability to recognize the Federal R&D tax credit has been volatile due to the number of lapses and retroactive re-enactments. The impact of the Federal R&D tax credit to FactSet on an annual basis is estimated to be $0.19 per share. If FactSet had been able to recognize the full value of income tax benefits from the Federal R&D tax credit, diluted EPS in each of the first quarters of fiscal 2016 and 2015 would have increased by $0.05 per share, and the effective tax rate would have declined to 29.1% and 28.3%, respectively.

Business Outlook

The following forward-looking statements reflect FactSet’s expectations as of today’s date. Given the risk factors, uncertainties and assumptions discussed below, actual results may differ materially. FactSet does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Second Quarter Fiscal 2016 Expectations

●	Revenues are expected to range between $280 million and $286 million.
●	Operating margin is expected to range between 31.0% and 32.0%, which includes a 160 basis point reduction from the recent acquisition of Portware.
●

The annual effective tax rate is expected to range between 28.5% and 29.5% and assumes the U.S. Federal R&D tax credit will be re-enacted by the end of the second quarter and could be retroactively applied to the period beginning January 1, 2015 and ending on December 31, 2016.

●	Diluted EPS should range between $1.49 and $1.53. If the U.S. Federal R&D tax credit is not re-enacted by February 29, 2016, each end of the diluted EPS range would decrease by $0.05 per share.

Conference Call

The Company will host a conference call today, December 15, 2015 at 11:00 a.m. Eastern Time to review the first quarter fiscal 2016 earnings release. To listen, please visit the investor relations section of the Company’s website at www.factset.com.

Forward-looking Statements

This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company's strategy for growth, product development, market position, subscriptions, expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "should," "indicates," "continues," "subscriptions" and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K and quarterly reports on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to: the current status of the global economy; the ability to integrate newly acquired companies and businesses; the stability of global securities markets; the ability to hire qualified personnel; the maintenance of the Company's leading technological position; the impact of global market trends on the Company's revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; the retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

FactSet Research Systems Inc.

601 Merritt 7

Norwalk, Connecticut 06851

203.810.1000 / 203.810.1001 Fax

News Release

FOR IMMEDIATE RELEASE

About Adjusted Financial Measures

Financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”) including operating income, net income and diluted earnings per share have been adjusted. Adjusted operating income during the current year first quarter excludes $0.7 million of professional fees related to the Portware acquisition. Adjusted net income during the current year first quarter excludes the after-tax expense of $0.5 million from professional fees related to the Portware acquisition. Fiscal 2016 first quarter adjusted diluted EPS of $1.44 excludes $0.01 from these acquisition-related professional fees. FactSet uses these adjusted financial measures, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The Company believes that these adjusted financial measures and the information they provide are useful to investors because they permit investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Investors may benefit from referring to these adjusted financial measures in assessing the Company’s performance and when planning, forecasting and analyzing future periods and may also facilitate comparisons to its historical performance. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

About Non-GAAP Free Cash Flow

The GAAP financial measure, cash flows provided by operating activities, has been adjusted to report non-GAAP free cash flow that includes the cash cost for taxes and changes in working capital, less capital expenditures. Included in the recently completed first quarter was $71.1 million of net cash provided by operations and $14.4 million of capital expenditures. The presentation of free cash flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. FactSet uses this financial measure, both in presenting its results to stockholders and the investment community, and in the Company’s internal evaluation and management of the business. Management believes that this financial measure is useful to investors because it permits investors to view the Company’s performance using the same metric that management uses to gauge progress in achieving its goals and is an indication of cash flow that may be available to fund further investments in future growth initiatives.

About FactSet

FactSet, a leading provider of financial information and analytics, helps the world’s best investment professionals outperform. More than 63,000 users stay ahead of global market trends, access extensive company and industry intelligence, and monitor performance with FactSet’s desktop analytics, mobile applications, and comprehensive data feeds. The Company has been included in FORTUNE's Top 100 Best Companies to Work For, the United Kingdom’s Great Places to Work and France’s Best Workplaces. FactSet is listed on the New York Stock Exchange and NASDAQ (NYSE:FDS) (NASDAQ:FDS). Learn more at www.factset.com, and follow us on Twitter: www.twitter.com/factset.

FactSet Research Systems Inc.

601 Merritt 7

Norwalk, Connecticut 06851

203.810.1000 / 203.810.1001 Fax

News Release

FOR IMMEDIATE RELEASE

FactSet Research Systems Inc.
Consolidated Statements of Income – Unaudited	Three Months Ended November 30,
(In thousands, except per share data)	2015	2014

Revenues	$270,504	$242,676

Operating expenses
Cost of services	114,736	97,543
Selling, general and administrative	68,460	64,873
Total operating expenses	183,196	162,416

Operating income	87,308	80,260

Other income, net	93	430
Income before income taxes	87,401	80,690

Provision for income taxes	27,436	24,830
Net income	$59,965	$55,860

Diluted earnings per common share	$1.43	$1.32

Diluted weighted average common shares	42,063	42,340

FactSet Research Systems Inc.

601 Merritt 7

Norwalk, Connecticut 06851

203.810.1000 / 203.810.1001 Fax

News Release

FOR IMMEDIATE RELEASE

FactSet Research Systems Inc.
Consolidated Statements of Comprehensive Income – Unaudited	Three Months Ended November 30,
(In thousands)	2015	2014

Net income	$59,965	$55,860

Other comprehensive income (loss), net of tax
Net unrealized loss on cash flow hedges*	(416)	(112)
Foreign currency translation adjustments	(6,386)	(13,555)
Other comprehensive (loss) income	(6,802)	(13,667)

Comprehensive income	$53,163	$42,193

* For the three months ended November 30, 2015, the unrealized loss on cash flow hedges was net of tax benefits of $244. For the three months ended November 30, 2014, the unrealized loss on cash flow hedges was net of tax benefits of $67.

FactSet Research Systems Inc.

601 Merritt 7

Norwalk, Connecticut 06851

203.810.1000 / 203.810.1001 Fax

News Release

FOR IMMEDIATE RELEASE

FactSet Research Systems Inc.
Consolidated Balance Sheets - Unaudited
	November 30,	August 31,
(In thousands)	2015	2015

ASSETS
Cash and cash equivalents	$180,148	$158,914
Investments	23,145	23,497
Accounts receivable, net of reserves	98,630	95,064
Prepaid taxes	-	4,808
Deferred taxes	2,524	2,105
Prepaid expenses and other current assets	16,401	19,786
Total current assets	320,848	304,174
Property, equipment, and leasehold improvements, net	69,717	59,264
Goodwill	498,636	308,287
Intangible assets, net	111,934	40,052
Deferred taxes	11,629	20,599
Other assets	4,923	4,295
TOTAL ASSETS	$1,017,687	$736,671

LIABILITIES
Accounts payable and accrued expenses	$36,525	$33,880
Accrued compensation	22,379	44,916
Deferred fees	40,801	38,488
Taxes payable	10,311	3,755
Deferred taxes	507	562
Dividends payable	18,208	18,179
Total current liabilities	128,731	139,780
Deferred taxes	1,483	1,697
Taxes payable	7,109	6,776
Long-term debt	300,000	35,000
Deferred rent and other non-current liabilities	22,595	21,834
TOTAL LIABILITIES	$459,918	$205,087

STOCKHOLDERS’ EQUITY
Common stock	$507	$503
Additional paid-in capital	577,921	542,355
Treasury stock, at cost	(1,033,211)	(988,873)
Retained earnings	1,063,406	1,021,651
Accumulated other comprehensive loss	(50,854)	(44,052)
TOTAL STOCKHOLDERS’ EQUITY	557,769	531,584
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,017,687	$736,671

FactSet Research Systems Inc.

601 Merritt 7

Norwalk, Connecticut 06851

203.810.1000 / 203.810.1001 Fax

News Release

FOR IMMEDIATE RELEASE

FactSet Research Systems Inc.
Consolidated Statements of Cash Flows - Unaudited
(In thousands)	Three Months Ended November 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$59,965	$55,860
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	8,437	8,216
Stock-based compensation expense	6,462	5,277
Deferred income taxes	2,388	341
Gain on sale of assets	-	24
Tax benefits from share-based payment arrangements	(9,083)	(2,458)
Changes in assets and liabilities, net of effects of acquisition
Accounts receivable, net of reserves	1,599	1,627
Accounts payable and accrued expenses	1,056	4,548
Accrued compensation	(23,073)	(23,061)
Deferred fees	(2,588)	(1,696)
Taxes payable, net of prepaid taxes	20,561	23,667
Prepaid expenses and other assets	3,998	(1,011)
Deferred rent and other non-current liabilities	1,255	(166)
Other working capital accounts, net	110	-
Net cash provided by operating activities	71,087	71,168

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of business, net of cash acquired	(264,087)	-
Purchases of investments	(12,131)	(12,437)
Proceeds from sales of investments	12,423	7,535
Purchases of property, equipment and leasehold improvements, net of proceeds from dispositions	(14,385)	(4,814)
Net cash used in investing activities	(278,180)	(9,716)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(18,053)	(16,184)
Repurchase of common stock	(44,339)	(50,539)
Proceeds from debt	265,000	-
Debt issuance costs	(12)	-
Proceeds from employee stock plans	20,025	7,381
Tax benefits from share-based payment arrangements	9,083	2,458
Net cash provided by (used in) financing activities	231,704	(56,884)

Effect of exchange rate changes on cash and cash equivalents	(3,377)	(5,711)

Net increase (decrease) in cash and cash equivalents	21,234	(1,143)

Cash and cash equivalents at beginning of period	158,914	116,378
Cash and cash equivalents at end of period	$180,148	$115,235

FactSet Research Systems Inc.

601 Merritt 7

Norwalk, Connecticut 06851

203.810.1000 / 203.810.1001 Fax

News Release

FOR IMMEDIATE RELEASE

Reconciliation of GAAP to Adjusted Financial Measures

Financial measures in accordance with U.S. GAAP including operating income, net income and diluted earnings per share have been adjusted below. FactSet uses these adjusted financial measures, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The Company believes that these adjusted financial measures and the information they provide are useful to investors because they permit investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Adjusted measures may also facilitate comparisons to FactSet’s historical performance.

(Unaudited)	Three Months Ended November 30,
(In thousands, except per share data)	2015	2014	Change
GAAP Operating income	$87,308	$80,260
Professional fees related to the Portware acquisition (a)	690	-
Adjusted operating income	$87,998	$80,260	9.6%

GAAP Net income	$59,965	$55,860
Professional fees related to the Portware acquisition (b)	473	-
Adjusted net income	$60,438	$55,860	8.2%

Adjusted Diluted earnings per common share	$1.44	$1.32	9.1%
Weighted average common shares (Diluted)	42,063	42,340

(a)	GAAP operating income in the first quarter of fiscal 2016 was adjusted to exclude $0.7 million of professional fees related to the Portware acquisition, which was completed on October 16, 2015.

(b)	For the purposes of calculating adjusted net income and adjusted diluted earnings per share, the pre-tax professional fees total of $0.7 million was taxed at the quarterly effective tax rate of 31.4%.

FactSet Research Systems Inc.

601 Merritt 7

Norwalk, Connecticut 06851

203.810.1000 / 203.810.1001 Fax

News Release

FOR IMMEDIATE RELEASE

Supplementary Schedules of Historical ASV by Client Type

The following table presents the percentages and growth rates of ASV by client type, excluding currency, and may be useful to facilitate historical comparisons.

	Q1’16	Q4’15	Q3’15	Q2‘15	Q1‘15	Q4‘14	Q3’14	Q2‘14
% of ASV from buy-side clients	83.2%	82.5%	82.8%	82.8%	82.5%	82.6%	83.1%	82.7%
% of ASV from sell-side clients	16.8%	17.5%	17.2%	17.2%	17.5%	17.4%	16.9%	17.3%

ASV Growth rate from buy-side clients	9.3%	9.0%	8.5%	8.7%	8.9%	8.5%	8.0%	6.4%
ASV Growth rate from sell-side clients	10.0%	9.8%	10.9%	7.9%	6.7%	1.6%	0.0%	(0.5%)
ASV Growth rate from all clients	9.4%	9.2%	8.9%	8.5%	8.5%	7.3%	6.8%	5.5%

The following table presents the calculation of the above-mentioned growth rates by client type for the first quarter of fiscal 2016.

(In thousands)	November 30,		Q1 2016
	2015	2014	ASV Growth Rate
As reported ASV	$1,108.7	$970.2
Less acquired ASV (a)	(49.0)	-
Currency impact (b)	1.8	-
Organic ASV total	$1,061.5	$970.2	9.4%
Buy-side	$874.7	$800.4	9.3%
Sell-side	$186.8	$169.8	10.0%

(a)	Acquired ASV from acquisitions completed within the last 12 months.

(b)

The negative impact from foreign currency movements over the past 12 months was added back in order to calculate total organic ASV. The foreign currency effect was primarily from ASV billed in Japanese Yen, which was negatively impacted by a decline in the Japanese Yen vs. the U.S. dollar.

FactSet Research Systems Inc.

601 Merritt 7

Norwalk, Connecticut 06851

203.810.1000 / 203.810.1001 Fax

News Release

FOR IMMEDIATE RELEASE

Reconciliation of Non-GAAP Financial Measures

Financial measures in accordance with U.S. GAAP including operating income, net income and diluted earnings per share have been adjusted below.

Three Months Ended November 30, 2015

(Condensed and Unaudited)	GAAP	Professional fees related to the Portware Acquisition (b)	Adjusted	YoY % Change	Stock-Based Compensation	Amortization of Intangible Assets	Non-GAAP
Operating Income	$87,308	$690	$87,998	9.6%	$6,462	$2,922	$97,382
Net Income (a)	$59,965	$473	$60,438	8.2%	$4,433	$2,004	$66,875
Diluted EPS (c)	$1.43	$0.01	$1.44	9.1%	$0.11	$0.05	$1.59
Weighted Average Shares	42,063		42,063				42,063

(a)

For the purposes of calculating non-GAAP net income and non-GAAP diluted EPS, stock-based compensation expense and the amortization of intangible assets were taxed at the current year annual effective tax rate of 31.4%.

(b)

GAAP operating income excludes $0.7 million of professional fees related to the Portware acquisition. These professional fees reduced net income by $0.5 million, net of tax, and reduced diluted earnings per share by $0.01.

(c)	The sum of the non-GAAP diluted earnings per share may not equal the totals above due to rounding.